                                                                    EXHIBIT 25.1

                           --------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)_

                             -----------------------


                        IBJ SCHRODER BANK & TRUST COMPANY
               (Exact name of trustee as specified in its charter)

         New York                                         13-5375195
(Jurisdiction of incorporation                         (I.R.S. employer
or organization if not a U.S. national bank)          identification No.)

One State Street, New York, New York                        10004
(Address of principal executive offices)                 (Zip code)

                                JAMES P. FREEMAN
                        IBJ SCHRODER BANK & TRUST COMPANY
                                One State Street
                            New York, New York 10004
                                 (212) 858-2000
            (Name, address and telephone number of agent for service)

                        SPANISH BROADCASTING SYSTEM, INC.
              (Exact names of obligor as specified in its charter)

         Delaware                                13-3827791
(State or other jurisdiction of              (I.R.S. employer
incorporation or organization)              identification No.)

26 West 56th Street
New York, NY                                         10019

(Address of principal executive offices)          (Zip code)

                       11% Senior Notes due 2004, Series B

                             -----------------------

                         (Title of indenture securities)

Item 1. General information

        Furnish the following information as to the trustee;

        (a) Name and address of each examining or supervising authority to which it is subject.

               New York State Banking Department, Two Rector Street, New York, New York

               Federal Deposit Insurance Corporation, Washington, D.C.

               Federal Reserve Bank of New York Second District, 33 Liberty Street, New York, New York

        (b)  Whether it is authorized to exercise corporate trust powers.

                             Yes

Item 2. Affiliations with the Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        The obligor is not an affiliate of the trustee.

Item 13. Defaults by the Obligor.

        (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                     None

        (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligors are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                     None

  Item 16.     List of exhibits.

               List below all exhibits filed as part of this statement of eligibility.

         *1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460).

         *2. A copy of the Certificate of Authority of the trustee to Commence Business (Included in Exhibit 1 above).

         *3. A copy of the Authorization of the trustee to exercise corporate trust powers, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

         *4. A copy of the existing By-Laws of the trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

         5.    Not Applicable

         6.    The consent of United States institutional trustee required by
               Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                      NOTE


In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item is based on incomplete information.

Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

Pursuant to General Instruction B, the trustee has responded to Items 1, 2a and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the obligor is not in default under any indenture under which the applicant is trustee.

                                    SIGNATURE

                  Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility & qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 25th day of April, 1997.

                                       IBJ SCHRODER BANK & TRUST COMPANY



                                       By:  /s/ James P. Freeman
                                          -------------------------------------
                                             James P. Freeman
                                             Assistant Vice President

                                    EXHIBIT 6

                               CONSENT OF TRUSTEE



                  Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issuance by Spanish Broadcasting System, Inc. of its 11% Senior Notes due 2004, Series B, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                       IBJ SCHRODER BANK & TRUST COMPANY



                                       By:   /s/ James P. Freeman
                                          -------------------------------------
                                              James P. Freeman
                                              Assistant Vice President



Dated:  April 25, 1997

                                   EXHIBIT 7

                      CONSOLIDATED REPORT OF CONDITION OF
                       IBJ SCHRODER BANK & TRUST COMPANY
                             OF NEW YORK, NEW YORK
                     AND FOREIGN AND DOMESTIC SUBSIDIARIES

                         REPORT AS OF DECEMBER 31, 1996


                                                                                                  DOLLAR AMOUNTS
                                                                                                   IN THOUSANDS
                                                                                                   ------------
                                     ASSETS
Cash and balance due from depository institutions:
   Noninterest-bearing balances and currency and coin..........................................  $   32,466
   Interest-bearing balances...................................................................  $  347,310
Securities:       Held-to-maturity securities..................................................  $  175,628
                  Available-for-sale securities................................................  $   37,536
Federal funds sold and securities purchased under agreements to resell in domestic offices of the Bank and of its edge and agreement subsidiaries and in
IBFS:
   Federal funds sold..........................................................................  $   13,900
   Securities purchased under agreements to resell.............................................  $    4,524
Loans and lease financing receivables:
   Loans and leases, net of unearned income                                     $     1,844,295
   Less:  Allowance for loan and lease losses                                   $        57,261
   Less:  Allocated transfer risk reserve                                       $           -0-
   Loans and leases, net of unearned income, allowance, and reserve............................  $1,787,034
Trading assets held in trading accounts........................................................  $      403
Premises and fixed assets (including capitalized leases).......................................  $    4,123
Other real estate owned........................................................................  $      202
Investments in unconsolidated subsidiaries and associated companies............................  $      -0-
Customers' liability to this bank on acceptances outstanding...................................  $      463
Intangible assets..............................................................................  $      -0-
Other assets...................................................................................  $   87,430

TOTAL ASSETS...................................................................................  $2,491,019

                                   LIABILITIES

Deposits:
    In domestic offices........................................................................  $  792,944
      Noninterest-bearing....................................................   $       228,711
      Interest-bearing.......................................................   $       564,233
    In foreign offices, Edge and Agreement subsidiaries, and IBFs..............................  $1,125,928
      Noninterest-bearing....................................................   $        20,348
      Interest-bearing.......................................................   $     1,105,580
Federal funds purchased and securities sold under Agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in
IBFs:
    Federal Funds purchased....................................................................  $  185,300
    Securities sold under agreements to repurchase.............................................  $      -0-
Demand notes issued to the U.S. Treasure.......................................................  $    5,098
Trading Liabilities............................................................................  $       83
Other borrowed money:
   With a remaining maturity of one year or less...............................................  $   74,686
   With a remaining maturity of more than one year.............................................  $    4,763
Mortgage indebtedness and obligations under capitalized leases.................................  $      -0-
Bank's liability on acceptances executed and outstanding.......................................  $      463
Subordinated notes and debentures..............................................................  $      -0-
Other liabilities..............................................................................  $   82,930

TOTAL LIABILITIES..............................................................................  $2,272,195
Limited-life preferred stock and related surplus                                                 $      -0-

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus..................................................  $      -0-
Common stock...................................................................................  $   29,649
Surplus (exclude all surplus related to preferred stock).......................................  $  217,008
Undivided profits and capital reserves.........................................................  $  (27,849)
Net unrealized gains (losses) on available-for-sale securities.................................  $       16
Cumulative foreign currency translation adjustments............................................  $      -0-

TOTAL EQUITY CAPITAL...........................................................................  $  218,824
TOTAL LIABILITIES AND EQUITY CAPITAL...........................................................  $2,491,019